Exhibit 99.1

GRUBHUB REPORTS RECORD fourth QUARTER AND FULL YEAR 2018 RESULTS

Grubhub generates 40% revenue growth in the fourth quarter

CHICAGO, Feb. 7, 2019 – Grubhub Inc. (NYSE: GRUB), the nation’s leading online and mobile food-ordering and delivery marketplace, today announced financial results for the fourth quarter ended Dec. 31, 2018. The Company posted revenues of $288 million, which is a 40% year-over-year increase from $205 million in the fourth quarter of 2017. Gross Food Sales grew 21% year-over-year to $1.4 billion, up from $1.1 billion in the same period last year.

“2018 was a transformational year for Grubhub. We made great progress connecting hungry takeout diners with the restaurants they want, further positioning ourselves to continue to capture a significant share of the more than $200 billion takeout industry in the U.S.,” said Matt Maloney, Grubhub’s founder and chief executive officer. “We deepened relationships with our restaurant partners through acquisitions of LevelUp and Tapingo, increased the number of restaurants that partner with us to more than 105,000, grew active diners on our platform by 3.2 million, and – most emblematic of the year – accelerated organic DAG growth on our marketplace every single quarter. We couldn’t be more excited about building on this momentum in 2019.”

Fourth Quarter and Full Year 2018 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three and twelve months ended Dec. 31, 2018, as compared to the same periods in 2017.

Fourth Quarter Financial Highlights

•	Revenues: $287.7 million, a 40% year-over-year increase from $205.1 million in the fourth quarter of 2017.
•	Net Income (Loss): $(5.2) million, or $(0.06) per diluted share, an 110% year-over-year decrease from $53.5 million, or $0.60 per diluted share, in the fourth quarter of 2017.
•	Non-GAAP Adjusted EBITDA: $42.1 million, a 26% year-over-year decrease from $57.0 million in the fourth quarter of 2017.
•	Non-GAAP Net Income: $17.6 million, or $0.19 per diluted share, a 47% year-over-year decrease from $33.3 million, or $0.37 per diluted share, in the fourth quarter of 2017.

Fourth Quarter Key Business Metrics Highlights1

•	Active Diners were 17.7 million, a 22% year-over-year increase from 14.5 million Active Diners in the fourth quarter of 2017.
•	Daily Average Grubs (DAGs) were 467,500, a 19% year-over-year increase from 392,500 DAGs in the fourth quarter of 2017.
•	Gross Food Sales were $1.4 billion, a 21% year-over-year increase from $1.1 billion in the fourth quarter of 2017.

[1]	Key Business Metrics are defined in the table below.

Full Year Financial Highlights

•	Revenues: $1.0 billion, a 47% year-over-year increase from $683.1 million in 2017.
•	Net Income: $78.5 million, or $0.85 per diluted share, a 21% year-over-year decrease from $99.0 million, or $1.12 per diluted share, in 2017.
•	Non-GAAP Adjusted EBITDA: $233.7 million, a 27% year-over-year increase from $184.0 million in 2017.
•	Non-GAAP Net Income: $153.3 million, or $1.66 per diluted share, a 44% year-over-year increase from $106.1 million, or $1.20 per diluted share, in 2017.

Full Year Key Business Metrics Highlights1

•	Active Diners were 17.7 million, a 22% year-over-year increase from 14.5 million Active Diners in 2017.
•	Daily Average Grubs (DAGs) were 435,900, a 31% year-over-year increase from 334,000 DAGs in 2017.
•	Gross Food Sales were $5.1 billion, a 34% year-over-year increase from $3.8 billion in 2017.

“In the fourth quarter, we announced meaningful incremental investments in marketing and the launch of new Grubhub Delivery markets. Both investments yielded great results, contributing to record active diners during the quarter and accelerated DAG growth, with exceptionally strong growth in our newer markets,” said Adam DeWitt, Grubhub’s president and chief financial officer. “These strategic investments have laid the ideal foundation for long-term profitable growth. We also expect them to help us generate meaningful operating leverage throughout 2019, with per order economics likely similar to the third quarter of 2018 as we exit this year.”

First Quarter and Full Year 2019 Guidance

Based on information available as of Feb. 7, 2019, the Company is providing the following financial guidance for the first quarter and full year of 2019.

	First Quarter 2019	Full Year 2019
(in millions)
Expected Revenue range	$310 - $330	$1,315 - $1,415
Expected Adjusted EBITDA range	$40 - $50	$235 - $265

Fourth Quarter and Full Year 2018 Financial Results Conference Call

Grubhub will webcast a conference call today at 9 a.m. CT to discuss the fourth quarter 2018 financial results. The webcast can be accessed on the Grubhub Investor Relations website at https://investors.grubhub.com, along with the Company's earnings press release and financial tables. A replay of the webcast will be available at the same website.

About Grubhub

Grubhub (NYSE: GRUB) is the nation’s leading online and mobile food-ordering and delivery marketplace with the largest and most comprehensive network of restaurant partners, as well as the largest diner base. Dedicated to connecting diners with the food they love from their favorite local restaurants, Grubhub strives to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 105,000 restaurant partners in over 2,000 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, LevelUp, Tapingo, Eat24, AllMenus and MenuPages.

Use of Forward Looking Statements

This press release contains forward-looking statements regarding Grubhub, “the Company’s” or our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected benefits to, and financial performance of, Grubhub including its acquisitions. Such statements constitute “forward-looking statements”, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2018 and our most recent Quarterly Report on Form 10-Q for the quarter ended Sep. 30, 2018, which are on file with the SEC and are available on the Investor Relations section of our website at https://investors.grubhub.com. Additional information will be set forth in our Annual Report on Form 10-K that will be filed for the year ended December 31, 2018, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent management's beliefs and assumptions only as of the date of this press release. Except as required by law, we disclaim any intention to, and undertake no obligation to, publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition, restructuring and certain legal costs, income taxes, net interest expense, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense, the impact of the U.S. Tax Cuts and Jobs Act (“U.S. Tax Act”) and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions, restructuring and certain legal costs, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Adam Patnaude Investor Relations ir@grubhub.com	Katie Norris Media Relations press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues	$287,721	$205,080	$1,007,257	$683,067
Costs and expenses:
Operations and support	144,082	81,658	454,321	269,453
Sales and marketing	69,877	45,384	214,290	150,730
Technology (exclusive of amortization)	24,972	14,703	82,278	56,263
General and administrative	27,393	18,396	85,465	65,023
Depreciation and amortization	24,153	18,781	85,940	51,848
Total costs and expenses	290,477	178,922	922,294	593,317
Income (loss) from operations	(2,756)	26,158	84,963	89,750
Interest expense - net	2,163	1,010	3,530	102
Income (loss) before provision for income taxes	(4,919)	25,148	81,433	89,648
Income tax (benefit) expense	231	(28,378)	2,952	(9,335)
Net income (loss) attributable to common stockholders	$(5,150)	$53,526	$78,481	$98,983
Net income (loss) per share attributable to common stockholders:
Basic	$(0.06)	$0.62	$0.88	$1.15
Diluted	$(0.06)	$0.60	$0.85	$1.12
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	90,705	86,702	89,447	86,297
Diluted	93,144	89,366	92,354	88,182

KEY BUSINESS METRICS

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Active Diners (000s)	17,688	14,462	17,688	14,462
Daily Average Grubs	467,500	392,500	435,900	334,000
Gross Food Sales (millions)	$1,376.9	$1,138.6	$5,056.8	$3,783.7

Key business metrics include transactions placed on the Grubhub takeout marketplace or a related platform where the Company provides marketing services to generate orders (collectively, the “Platform”). The Platform excludes transactions where the Company exclusively provides technology or fulfillment services.

Active Diners. The number of unique diner accounts from which an order has been placed in the past twelve months through the Company’s Platform.

Daily Average Grubs. The number of orders placed on the Platform divided by the number of days for a given period.

Gross Food Sales. The total value of food, beverages, taxes, prepaid gratuities, and any delivery fees processed through the Company’s Platform.  The Company includes all revenue generating orders placed on its Platform in this metric; however, revenues are recognized on a net basis for the Company’s commissions from the transaction, which are a percentage of the total Gross Food Sales for such transaction.

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$211,245	$234,090
Short-term investments	14,084	23,605
Accounts receivable, less allowances for doubtful accounts	110,855	87,377
Income tax receivable	9,949	8,593
Prepaid expenses and other current assets	17,642	6,818
Total current assets	363,775	360,483
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	119,495	71,384
OTHER ASSETS:
Other assets	14,186	6,487
Goodwill	1,019,239	589,862
Acquired intangible assets, net of amortization	549,013	515,553
Total other assets	1,582,438	1,111,902
TOTAL ASSETS	$2,065,708	$1,543,769
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$127,344	$119,922
Accounts payable	26,656	7,607
Accrued payroll	18,173	13,186
Taxes payable	422	3,109
Short-term debt	6,250	3,906
Other accruals	44,323	26,818
Total current liabilities	223,168	174,548
LONG-TERM LIABILITIES:
Deferred taxes, non-current	46,383	74,292
Other accruals	18,270	7,468
Long-term debt	335,548	169,645
Total long-term liabilities	400,201	251,405
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(1,891)	(1,228)
Additional paid-in capital	1,094,866	849,043
Retained earnings	349,355	269,992
Total Stockholders’ Equity	$1,442,339	$1,117,816
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,065,708	$1,543,769

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$78,481	$98,983
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	21,647	11,775
Provision for doubtful accounts	941	1,424
Deferred taxes	1,724	(31,179)
Amortization of intangible assets	64,293	40,073
Stock-based compensation	55,261	32,748
Deferred rent	4,974	849
Tenant allowance amortization	(837)	(135)
Amortization of deferred loan costs	715	487
Other	(241)	(168)
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(6,092)	(26,236)
Income taxes receivable	(1,356)	(1,597)
Prepaid expenses and other assets	(16,270)	5,516
Restaurant food liability	2,921	8,576
Accounts payable	11,160	(4,244)
Accrued payroll	3,621	5,537
Other accruals	4,585	11,735
Net cash provided by operating activities	225,527	154,144
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(517,909)	(333,301)
Purchases of investments	(57,197)	(154,758)
Proceeds from maturity of investments	67,166	215,983
Capitalized website and development costs	(31,180)	(21,325)
Purchases of property and equipment	(43,033)	(18,971)
Acquisition of other intangible assets	(11,851)	(25,147)
Other cash flows from investing activities	—	557
Net cash used in investing activities	(594,004)	(336,962)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	200,000	—
Proceeds from borrowings under the Credit Agreement	222,000	200,000
Repayments of borrowings under the Credit Agreement	(53,906)	(25,781)
Proceeds from exercise of stock options	14,190	16,375
Taxes paid related to net settlement of stock-based compensation awards	(35,599)	(10,556)
Payment for debt issuance costs	—	(1,979)
Net cash provided by financing activities	346,685	178,059
Net change in cash, cash equivalents, and restricted cash	(21,792)	(4,759)
Effect of exchange rates on cash, cash equivalents and restricted cash	(645)	784
Cash, cash equivalents, and restricted cash at beginning of year	238,239	242,214
Cash, cash equivalents, and restricted cash at end of the period	$215,802	$238,239
SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
Cash paid for income taxes	$7,895	$19,148

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2018		2017	2018		2017
Net income (loss)	$(5,150)		$53,526	$78,481		$98,983
Income taxes	231		(28,378)	2,952		(9,335)
Interest expense - net	2,163		1,010	3,530		102
Depreciation and amortization	24,153		18,781	85,940		51,848
EBITDA	21,397		44,939	170,903		141,598
Acquisition, restructuring and legal costs	1,913		3,199	7,578		9,642
Stock-based compensation	18,816	[2]	8,835	55,261	[2]	32,748
Adjusted EBITDA	$42,126		$56,973	$233,742		$183,988

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018		2017
Net income (loss)	$(5,150)	$53,526	$78,481		$98,983
Stock-based compensation	18,816 [2]	8,835	55,261	[2]	32,748
Amortization of acquired intangible assets	11,377	11,238	42,484		28,066
Acquisition, restructuring and legal costs	1,913	3,199	7,578		9,642
Income tax benefit of the U.S. Tax Act	—	(34,054)	—		(34,054)
Income tax adjustments	(9,384)	(9,469)	(30,544)		(29,239)
Non-GAAP net income	$17,572	$33,275	$153,260		$106,146
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	93,144	89,366	92,354		88,182
Non-GAAP net income per diluted share attributable to common stockholders	$0.19	$0.37	$1.66		$1.20

	Guidance
	Three Months Ended March 31, 2019		Year Ended December 31, 2019
	Low	High	Low	High
	(in millions)
Net income (loss)	$(3.4)	$3.7	$31.0	$52.3
Income taxes	(1.4)	1.5	12.6	21.3
Interest expense - net	2.8	2.8	11.4	11.4
Depreciation and amortization	25.0	25.0	106.0	106.0
EBITDA	23.0	33.0	161.0	191.0
Acquisition and restructuring costs	—	—	—	—
Stock-based compensation	17.0	17.0	74.0	74.0
Adjusted EBITDA	$40.0	$50.0	$235.0	$265.0

[2]

Stock-based compensation for the three and twelve months ended December 31, 2018 included $4.8 million of expense related to the accelerated vesting of equity awards to certain terminated acquired employees.